As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Crestwood Equity Partners LP

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

811 Main Street

Suite 3400

Houston, Texas 77002

(832) 519-2200

(Address, including zip code, of Registrant’s principal executive offices)

Crestwood Equity Partners LP 2018 Long Term Incentive Plan

(Full title of the plan)

Robert T. Halpin

Executive Vice President and Chief Financial Officer

811 Main Street, Suite 3400

Houston, Texas 77002

(832) 519-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partnership interests	4,800,000	$27.45	$131,760,000	$14,375

(1)

Shares of common units representing limited partner interests (“Common Units”) of Crestwood Equity Partners LP (the “Registrant”) may be issued under the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (as amended from time to time, the “Plan”) up to a maximum number reserved thereunder. This Form S-8 Registration Statement (the “Registration Statement”) registers an additional 4,800,000 Common Units that may be delivered with respect to awards under the Plan, which shares consist of (a) 4,000,000 Common Units reserved and available for delivery with respect to awards under the Plan and (b) 800,000 Common Units that may again become available for delivery with respect to awards under the Plan pursuant to the unit counting, unit recycling and other terms and conditions of the Plan. Additionally, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Units that may become issuable pursuant to the adjustment provisions of the Plan.

(2)

The proposed maximum offering price per unit and proposed maximum aggregate offering price for the Common Units have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices for a Common Unit as reported on the New York Stock Exchange on September 24, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant is filing this Registration Statement in accordance with General Instruction E of Form S-8 to register 4,800,000 additional shares of Common Units that may be issued pursuant to the Plan and for which the previously filed registration statements on Form S-8 are effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2018 (File No. 333-227017) is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

Exhibit Number	Description

4.1	Specimen Unit Certificate for Common Units (incorporated by reference to Exhibit 4.3 to Inergy L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976), filed with the Commission on May 7, 2001).

4.2	Crestwood Equity Partners LP 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2018).

4.3	First Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on August 20, 2021).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP – Crestwood Equity Partners LP.

23.2*	Consent of Ernst & Young LLP – Stagecoach Gas Services LLC.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 30, 2021.

CRESTWOOD EQUITY PARTNERS LP

By:	CRESTWOOD EQUITY GP LLC,
its general partner

By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer

Each person whose signature appears below appoints Robert T. Halpin and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2021.

Signature	Title

/s/ Robert G. Philips	President, Chief Executive Officer and Director (Principal Executive Officer)
Robert G. Philips

/s/ Robert T. Halpin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert T. Halpin

/s/ Steven M. Dougherty	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
Steven M. Dougherty

/s/ Alvin Bledsoe	Director
Alvin Bledsoe

/s/ Warren H. Gfeller	Director
Warren H. Gfeller

/s/ Janeen S. Judah	Director
Janeen S. Judah

/s/ David Lumpkins	Director
David Lumpkins

/s/ John J. Sherman	Director
John J. Sherman

/s/ Frances M. Vallejo	Director
Frances M. Vallejo